2002
LILLY STOCK PLAN
As amended through October 18, 2004

     The 2002 Lilly Stock Plan (“2002 Plan”) authorizes the Board of Directors of Eli Lilly and Company (“Board”) and the Compensation Committee of the Board, as applicable, to provide officers and other employees of Eli Lilly and Company and its subsidiaries and nonemployee directors of Eli Lilly and Company (“Nonemployee Directors”) with certain rights to acquire shares of Eli Lilly and Company common stock (“Lilly Stock”). The Company believes that this incentive program will benefit the Company’s shareholders by allowing the Company to attract, motivate, and retain employees and directors and by providing those employees and directors stock-based incentives to strengthen the alignment of interests between those persons and the shareholders. For purposes of the 2002 Plan, the term “Company” shall mean Eli Lilly and Company and its subsidiaries, unless the context requires otherwise.

1. Administration.

     (a) Grants to Eligible Employees. With respect to Grants to Eligible Employees (as those terms are defined in Sections 2 and 3(a), respectively), the 2002 Plan shall be administered and interpreted by the Compensation Committee of the Board consisting of not less than two independent directors appointed by the Board from among its members. A person may serve on the Compensation Committee for purposes of administration and interpretation of the 2002 Plan only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may, subject to the provisions of the 2002 Plan, from time to time establish such rules and regulations and delegate such authority to administer the 2002 Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under Rule 16b-3 of the 1934 Act or Section 162(m) of the Code. The decisions of the Compensation Committee or its authorized designees (the “Committee”) shall be made in its sole discretion and shall be final, conclusive, and binding with respect to the interpretation and administration of the 2002 Plan and any Grant made under it.

     (b) Grants to Nonemployee Directors. With respect to Stock Option Grants made to Nonemployee Directors pursuant to Section 8, the Board shall serve to administer and interpret the 2002 Plan and any such Grants, and all duties, powers and authority given to the Committee in subsection (a) above or elsewhere in the 2002 Plan in connection with Grants to Eligible Employees shall be deemed to be given to the Board in its sole discretion in connection with Stock Option Grants to Nonemployee Directors.

2. Grants.

     Incentives under the 2002 Plan shall consist of incentive stock options or other forms of tax-qualified stock options under the Code, nonqualified stock options, performance awards, stock appreciation rights, stock unit awards, and restricted stock grants (collectively, “Grants”).

The Committee shall approve the form and provisions of each Grant to Eligible Employees and the Board shall approve the form and provisions of each Stock Option Grant to Nonemployee Directors. All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with the 2002 Plan as the Committee or Board, as applicable, deems appropriate. Grants under a particular section of the 2002 Plan need not be uniform and Grants under two or more sections may be combined in one instrument. The Committee shall determine the fair market value of Lilly Stock for purposes of the 2002 Plan.

3. Eligibility for Grants.

     (a) Grants to Eligible Employees. Grants may be made to any employee of the Company, including a person who is also a member of the Board of Directors (“Eligible Employee”). The Committee shall select the persons to receive Grants (“Grantees”) from among the Eligible Employees and determine the number of shares subject to any particular Grant.

     (b) Grants to Nonemployee Directors. Grants of Stock Options may be made to any member of the Board who is not an employee of the Company (a “Nonemployee Director”). The Board shall select the persons who will receive Stock Options (“Grantees”) from among the Nonemployee Directors and determine the number of shares subject to any particular Stock Option.

4. Shares Available for Grant.

     (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Lilly Stock that may be issued or transferred under the 2002 Plan shall be the sum of the following amounts:

(i)	80,000,000 shares;

(ii)	Any shares of Lilly Stock subject to an award hereunder or under the 1989, 1994 or 1998 Lilly Stock Plans (the “Prior Shareholder-Approved Plans”) which, after the effective date of the 2002 Plan, are not purchased or awarded under a Stock Option or Performance Award due to termination, lapse, or forfeiture, or which are forfeited under a Restricted Stock Grant;

(iii)	Upon the termination or expiration of the 1998 Lilly Stock Plan, any shares of Lilly Stock that remained available for grant under that plan at the time of termination or expiration; and

(iv)	The number of shares of Lilly Stock exchanged by a Grantee as full or partial payment to the Company of the exercise price of a Stock Option that was granted hereunder or under a Prior Shareholder-Approved Plan.

The shares may be authorized but unissued shares or treasury shares.

     (b) Adjustment Provisions. If any subdivision or combination of shares of Lilly Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with Eli Lilly and

Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Lilly Stock through a spin-off or other extraordinary distribution, the Committee shall make such adjustments as it determines appropriate in the number of shares of Lilly Stock that may be issued or transferred in the future under Sections 4(a), 5(f) and (g), 6(f), 7(e), 9(d), and 10(c). The Committee shall also adjust as it determines appropriate the number of shares and Option Price or base price as applicable in outstanding Grants made before the event.

5. Stock Option Grants to Eligible Employees.

     The Committee may grant to Eligible Employees options qualifying as incentive stock options under the Code (“Incentive Stock Options”), other forms of tax-favored stock options under the Code, and nonqualified stock options (collectively, “Stock Options”). The Committee shall determine the terms and conditions applicable to Stock Options granted to Eligible Employees consistent with the following:

     (a) Option Price. The Committee shall determine the price or prices at which Lilly Stock may be purchased by the Grantee under a Stock Option (“Option Price”) which shall be not less than the fair market value of Lilly Stock on the date the Stock Option is granted (the “Grant Date”). In the Committee’s discretion, the Grant Date of a Stock Option may be established as the date on which Committee action approving the Stock Option is taken or any later date specified by the Committee. Once established, the Option Price may not be reduced except in the case of adjustments under Section 4(b).

     (b) Option Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option, and eleven years in the case of any other Stock Option.

     (c) Exercise of Option. A Stock Option will be deemed exercised by a Grantee upon delivery of (i) a notice of exercise to the Company or its representative as designated by the Committee, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

     (d) Satisfaction of Option Price. A Stock Option may require payment of the Option Price upon exercise or may specify a period not to exceed 30 days following exercise within which payment must be made (“Payment Period”). The Grantee shall pay or cause to be paid the Option Price in cash, or with the Committee’s permission, by delivering (or providing adequate evidence of ownership of) shares of Lilly Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares. If the Grantee fails to pay the Option Price within the Payment Period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise or voiding that part of the Stock Option for which payment was not timely received. The Company shall not deliver shares of Lilly Stock upon exercise of a Stock Option until the Option Price and any required withholding tax are fully paid.

     (e) Share Withholding. With respect to any Stock Option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by having the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

     (f) Limits on Individual Grants. No individual Grantee may be granted Stock Options or Stock Appreciation Rights, considered together, under the 2002 Plan for more than 2,500,000 shares of Lilly Stock in any period of three consecutive calendar years.

     (g) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 2002 Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000 (or such other limit as may be established by the Code). The aggregate fair market value for this purpose will be determined at the Grant Date. An Incentive Stock Option shall not be granted to any Eligible Employee who, on the Grant Date, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company. Not more than 60,000,000 shares of Lilly Stock may be issued or transferred under the 2002 Plan in the form of Incentive Stock Options.

6. Performance Awards to Eligible Employees.

     The Committee may grant to Eligible Employees Performance Awards, which shall be denominated at the time of grant either in shares of Lilly Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in shares of Lilly Stock (“Performance Shares”), or in cash or in any combination thereof, if the financial performance of the Company or any subsidiary, division, or other unit of the Company (“Business Unit”) selected by the Committee meets certain financial goals established by the Committee for the Award Period. The following provisions are applicable to Performance Awards:

     (a) Award Period. The Committee shall determine and include in the Grant the period of time (which shall be four or more consecutive fiscal quarters) for which a Performance Award is made (“Award Period”). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. Award Periods for different Grants may overlap. A Performance Award may not be granted for a given Award Period after one half (1/2) or more of such period has elapsed, or in the case of an Award intended to be qualified under Section 162(m) of the Code, after 90 days or more of such period has elapsed.

     (b) Performance Goals and Payment. Before a Grant is made, the Committee shall establish objectives (“Performance Goals”) that must be met by the Business Unit during the Award Period as a condition to payment being made under the Performance Award. The Performance Goals, which must be set out in the Grant, are limited to earnings per share; divisional income; net income; return on equity; sales; divisional sales; economic value added (EVA); market value added (MVA); any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee at or within 90 days after the time of grant); total shareholder return; or stock price goals. The Committee shall also set forth in the Grant the number of Performance Shares or the amount of payment to be made under a Performance Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 6(f)).

     (c) Computation of Payment. After an Award Period, the financial performance of the Business Unit during the period shall be measured against the Performance Goals. If the minimum Performance Goals are not met, no payment shall be made under a Performance Award. If the minimum Performance Goals are met or exceeded, prior to payment the Committee shall certify that fact in writing and certify the number of Performance Shares or the amount of payment to be made under a Performance Award in accordance with the grant for each Grantee. The Committee, in its sole discretion, may elect to pay part or all of the Performance Award in cash in lieu of issuing or transferring Performance Shares. The cash payment shall be based on the fair market value of Lilly Stock on the date of payment (subject to Section 6(f)). The Company shall promptly notify each Grantee of the number of Performance Shares and the amount of cash, if any, he or she is to receive.

     (d) Revisions for Significant Events. At any time before payment is made, the Committee may revise the Performance Goals and the computation of payment if unusual events occur during an Award Period which have a substantial effect on the Performance Goals and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made; provided, however, that no such revision shall be permissible with respect to a Performance Award intended to qualify for exemption under Section 162(m) of the Code, except that the Committee (i) may provide in the terms of any such Performance Award that revisions to the Performance Goals shall be made on a non-discretionary basis upon the occurrence of one or more specific objective events, the occurrence of which are substantially uncertain at the time of grant, and (ii) may in its discretion make a revision with respect to such Performance Award that results in a lesser payment than would have occurred without the revision or in no payment at all.

     (e) Requirement of Employment. To be entitled to receive payment under a Performance Award, a Grantee must remain in the employment of the Company to the end of the Award Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion, consistent with maintaining the exemption under Section 162(m) of the Code. The Committee may impose additional conditions on the Grantee’s entitlement to receive payment under a Performance Award.

     (f) Maximum Payments. (i) No individual may receive Performance Award payments in respect of Stock Performance Awards in excess of 100,000 shares of Lilly Stock in any calendar year or payments in respect of Dollar Performance Awards in excess of $8,000,000 in any calendar year. For purposes of determining the maximum payment under this subsection, payment in cash of all or part of a Stock Performance Award will be deemed an issuance of the number of shares with respect to which such cash payment is made. No individual may receive both a Stock Performance Award and a Dollar Performance Award for the same Award Period.

     (ii) Not more than 18,000,000 shares of Lilly Stock may be issued or transferred under the 2002 Plan in the form of Performance Awards.

7. Restricted Stock Grants to Eligible Employees.

     The Committee may issue or transfer shares of Lilly Stock to an Eligible Employee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

     (a) Requirement of Employment. If the Grantee’s employment terminates during the period designated in the Grant as the “Restriction Period,” the Restricted Stock Grant terminates and the shares immediately revert to the Company. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

     (b) Restrictions on Transfer. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Lilly Stock except to a Successor Grantee under Section 13(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall be held in escrow by the Company until the expiration of the Restriction Period.

     (c) Withholding Tax. Before delivering the certificate for shares of Lilly Stock to the Grantee, Lilly may require the Grantee to pay to the Company any required withholding tax. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax requirement by having the Company withhold shares of Lilly Stock from the Grant having a fair market value equal to the amount of the withholding tax. In the event the Grantee fails to pay the withholding tax within the time period specified in the Grant, the Committee may take whatever action it deems appropriate, including withholding or selling sufficient shares from the Grant to pay the tax and assessing interest or late fees to the Grantee.

     (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse (i) upon the expiration of the Restriction Period if all conditions stated in Sections 7(a), (b) and (c) have been met or (ii) as provided under Section 12(a)(ii). The Grantee shall then be entitled to delivery of the certificate.

     (e) Total Number of Shares Granted. Not more than 3,000,000 shares of Lilly Stock may be issued or transferred under the 2002 Plan in the form of Restricted Stock Grants and Stock Unit Awards, considered together.

8. Stock Option Grants to Nonemployee Directors

     The Board may grant Stock Options to Nonemployee Directors and may determine the terms and conditions applicable to such Stock Options consistent with the following provisions:

     (a) Option Price. The Board shall determine the price or prices at which Lilly Stock may be purchased by the Nonemployee Director under a Stock Option (“Option Price”) which shall be not less than the fair market value of Lilly Stock on the date the Stock Option is granted (the “Grant Date”). In the Board’s discretion, the Grant Date of a Stock Option may be established as the date on which Board action approving the Stock Option is taken or any later date specified by the Board. Once established, the Option Price may not be reduced except in the case of adjustments under Section 4(b).

     (b) Option Exercise Period. The Board shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date. Unless the Board shall otherwise expressly provide in a Stock Option agreement, in the event a Grantee’s service on the Board is terminated, any Stock Option held by such Grantee shall remain exercisable for five years after such termination (or until the end of the option exercise period, if earlier). In the event a Nonemployee Director is removed from the Board for “cause” (as determined in accordance with applicable state law and the Articles of Incorporation of Lilly), any Stock Option held by that Nonemployee Director shall terminate immediately.

     (c) Exercise of Option. A Stock Option will be deemed exercised by a Nonemployee Director upon delivery of (i) a notice of exercise to Lilly or its representative as designated by the Board, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

     (d) Satisfaction of Option Price. A Stock Option may require payment of the Option Price upon exercise or may specify a period not to exceed 30 days following exercise within which payment must be made (“Payment Period”). The Grantee shall pay or cause to be paid the Option Price in cash, or with the Board’s permission, by delivering (or providing adequate evidence of ownership of) shares of Lilly Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares. If the Grantee fails to pay the Option Price within the Payment Period, the Board shall have the right to take whatever action it deems appropriate, including voiding the option exercise or voiding that part of the Stock Option for which payment was not timely received. Lilly shall not deliver shares of Lilly Stock upon exercise of a Stock Option until the Option Price and any required withholding tax are fully paid.

9. Stock Appreciation Rights to Eligible Employees.

     The Committee may grant Stock Appreciation Rights to Eligible Employees. A Stock Appreciation Right is an award in the form of a right to receive, upon exercise or settlement of the right but without other payment, an amount based on appreciation in the fair market value of shares of Lilly Stock over a base price established for the Award. Stock Appreciation Rights shall be settled or exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the settlement or exercisability of a Stock Appreciation Right at any time. The following provisions are applicable to Stock Appreciation Rights:

     (a) Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, and in such case, will be settled or exercisable at such time or times as determined by the Committee, but in no event after eleven years from the Grant Date. The Committee shall determine the base price of a Stock Appreciation Right granted without any related Option, provided, however, that such base price per share shall not be less than the fair market value of Lilly Stock on the Grant Date.

     (b) Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A Stock Appreciation Right granted in connection with a Stock Option will entitle the holder, upon exercise, to surrender the Stock Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed as described in Section 9(c). The Stock Option will, to the extent and when surrendered, cease to be exercisable. A Stock Appreciation Right granted in connection with a Stock Option hereunder will have a base price per share equal to the per share exercise price of the Stock Option, will be exercisable at such time or times, and only to the extent, that the related Stock Option is exercisable, and will expire no later than the related Stock Option expires. If a related Stock Option is exercised in whole or in part, then the SAR related to the shares purchased terminates as of the date of such exercise.

     (c) Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon settlement or exercise, as applicable, to receive payment of an amount determined by multiplying: (i) the excess of the fair market value of a share of Lilly Stock on the date of settlement or exercise of the Stock Appreciation Right over the base price of the Stock Appreciation Right, by (ii) the number of shares as to which the Stock Appreciation Right is settled or exercised. Payment of the amount determined under the foregoing will be made in shares of Lilly Stock valued at their fair market value on the date of settlement or exercise, as applicable, subject to applicable tax withholding requirements.

     (d) Limits on Individual Grants. No individual Grantee may be granted Stock Options or Stock Appreciation Rights, considered together, under the 2002 Plan for more than 2,500,000 shares of Lilly Stock in any period of three consecutive calendar years.

     (e) Share Withholding. With respect to any Stock Appreciation Right, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise or settlement of the right by having the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

10. Stock Unit Awards to Eligible Employees.

     The Committee may grant Stock Unit Awards to Eligible Employees. A Stock Unit Award is an award of a number of hypothetical share units with respect to shares of Lilly Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an award agreement. The value of each unit under a Stock Unit Award is equal to the fair market value of the Lilly Stock on any applicable date of determination. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Lilly Stock. The following provisions are applicable to Stock Unit Awards:

     (a) Vesting of Stock Unit Awards. On the Grant Date, the Committee shall determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the award agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Grantee with the Company for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

     (b) Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Grantee at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the fair market value of Lilly Stock on each applicable payment date. Payment will be made in shares of Lilly Stock, subject to applicable tax withholding requirements.

     (c) Total Number of Shares Granted. Not more than 3,000,000 shares of Lilly Stock may be issued or transferred under the 2002 Plan in the form of Restricted Stock Grants and Stock Unit Awards, considered together.

     (d) Share Withholding. With respect to any Stock Unit Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the payment of the award by having the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

11. Amendment and Termination of the 2002 Plan.

     (a) Amendment. The Board may amend or terminate the 2002 Plan, but no amendment shall (i) allow the repricing of Stock Options or Stock Appreciation Rights at a price below the original Option Price or base price as applicable; (ii) allow the grant of Stock Options or Stock Appreciation Rights at an Option Price (or base price as applicable) below the fair market value of Lilly Stock on the Grant Date; (iii) increase the number of shares authorized for issuance or transfer pursuant to Sections 4(a), 6(f)(ii), 7(e), or 10(c); or (iv) increase the maximum limitations on the number of shares subject to Grants imposed under Sections 5(f), 5(g), 6(f)(i), or 9(d), unless in any case such amendment receives approval of the shareholders of the Company.

     (b) Termination of 2002 Plan; Resubmission to Shareholders. The 2002 Plan shall remain in effect until April 14, 2012 or until earlier terminated the Board. To the extent required under Section 162(m) of the Code, the material terms of the 2002 Plan will be submitted to the shareholders of the Company for reapproval not later than the annual meeting of shareholders that occurs in 2007 if the Plan has not been terminated at that time.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the 2002 Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 13(e). The termination of the 2002 Plan shall not impair the power and authority of the Committee with respect to outstanding Grants. Whether or not the 2002 Plan has terminated, an outstanding Grant may be terminated or amended under Section 13(e) or may be amended (i) by agreement of the Company and the Grantee consistent with the 2002 Plan or (ii) by action of the Committee provided that the amendment is consistent with the 2002 Plan and is found by the Committee not to impair the rights of the Grantee under the Grant.

12. Change in Control.

     (a) Effect on Grants. The Committee may provide in the agreement relating to a Grant or at any later date, that upon the occurrence of a Change in Control (as defined below) the following shall occur:

     (i) In the case of Stock Options, each outstanding Stock Option that is not then fully exercisable shall automatically become fully exercisable and shall remain so for the period permitted in the agreement relating to the Grant;

     (ii) The Restriction Period on all outstanding Restricted Stock Grants shall automatically expire and all restrictions imposed under such Restricted Stock Grants shall immediately lapse;

     (iii) Each Grantee of a Performance Award for an Award Period that has not been completed at the time of the Change in Control shall be deemed to have earned a minimum Performance Award equal to the product of (y) such Grantee’s maximum award opportunity for such Performance Award, and (z) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Award Period to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Award Period; provided, however, that nothing in this subsection shall prejudice the right of the Grantee to receive a larger payment under such Performance Award pursuant to the terms of the Award or under any other plan of the Company;

     (iv) Each outstanding Stock Appreciation Right that is not then fully exercisable shall automatically become fully exercisable and shall remain so for the period permitted in the agreement relating to the Grant; and

     (v) Each outstanding Stock Unit Award shall fully and immediately vest and become payable.

     (b) Change in Control. For purposes of the 2002 Plan, a Change in Control shall mean the happening of any of the following events:

     (i) The acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (w) the Company, (x) any subsidiary of the Company, (y) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (z) Lilly Endowment, Inc.,) of “beneficial ownership,” as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 15 percent or more of the shares of the Company’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (or which would have such voting power but for the application of the Indiana Control Share Statute) (“Voting Stock”); provided, however, that an acquisition of Voting Stock directly from the Company shall not constitute a Change in Control;

     (ii) The first day on which less than two-thirds of the total membership of the Board of Directors of the Company shall be Continuing Directors (as that term is defined in Article 13(f) of the Company’s Articles of Incorporation);

     (iii) Consummation of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

     (iv) A complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company, other than a sale or disposition of assets to any subsidiary of the Company.

13. General Provisions.

     (a) Prohibitions Against Transfer. (i) Except as provided in part (ii) of this subparagraph, during a Grantee’s lifetime, only the Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights. The rights under a Grant may not be disposed of by transfer, alienation, pledge, encumbrance, assignment, or any other means, whether voluntary, involuntary, or by operation of law, and any such attempted disposition shall be void; provided, however, that when a Grantee dies, the personal representative or other person entitled under a Grant under the 2002 Plan to succeed to the rights of the Grantee (“Successor Grantee”) may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

     (ii) Notwithstanding the foregoing, the Committee may, in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant non-qualified stock options (or amend previously-granted options) on terms which permit the Grantee to transfer all or part of the stock option, for estate or tax planning purposes or for donative purposes, and without consideration, to a member of the Grantee’s immediate family (as defined by the Committee), a trust for the exclusive benefit of such immediate family members, or a partnership, corporation, limited liability company or similar entity the equity interests of which are owned exclusively by the Grantee and/or one or more members of his or her immediate family. No such stock option or any other Grant shall be transferable incident to divorce. Subsequent transfers of a stock option transferred under this part (ii) shall be prohibited except for transfers to a Successor Grantee upon the death of the transferee.

     (b) Substitute Grants. In the event of a business combination in which another corporation is combined with the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation in which the Company is the surviving entity, the Committee may make Grants to individuals who are or were employees, directors, or consultants to such other corporation in substitution for stock options, performance awards, restricted stock grant, stock appreciation rights, or stock unit awards granted to such individuals by such other corporation that are outstanding at the time of the business combination (“Substituted Stock Incentives”). The terms and conditions of the substitute Grants may vary from the terms and conditions that would otherwise be required by the 2002 Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where practical the provisions of the Substituted Stock Incentives. The Committee shall also determine the number of shares of Lilly Stock to be taken into account under Section 4.

     (c) Subsidiaries. The term “subsidiary” means a corporation, limited liability company or similar form of entity of which Eli Lilly and Company owns directly or indirectly 50 percent or more of the voting power.

     (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

     (e) Compliance with Law. The 2002 Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Lilly Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation. The Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

     (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Lilly Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company’s books.

     (g) No Right to Employment or to Future Grants. The 2002 Plan and the Grants under it shall not confer upon any Eligible Employee or Grantee the right to continue in the employment of the Company or as a member of the Board or affect in any way (i) the right of the Company to terminate the employment of an Eligible Employee or Grantee at any time, with or without notice or cause, or (ii) any right of the Company or its shareholders to terminate the Grantee’s service on the Board. Neither the status of an individual as an Eligible Employee nor the receipt of one or more Grants by a Grantee shall confer upon the Eligible Employee or Grantee any rights to future Grants.

     (h) Foreign Jurisdictions. The Committee may adopt, amend, and terminate such arrangements and make such Grants, not inconsistent with the intent of the 2002 Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to Grantees who are subject to such laws. The terms and conditions of such foreign Grants may vary from the terms and conditions that would otherwise be required by the 2002 Plan.

     (i) Governing Law. The 2002 Plan and all Grants made under it shall be governed by and interpreted in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable Indiana conflict-of-laws principles.

     (j) Effective Date of the 2002 Plan. The 2002 Plan is effective upon its approval by the Company’s shareholders at the annual meeting to be held on April 15, 2002, or any adjournment of the meeting.

* * *

Sample Non-qualified Stock Option Form

Eli Lilly and Company
Nonqualified Stock Option

This Nonqualified Stock Option has been granted on [GRANT DATE], by Eli Lilly and Company, an Indiana corporation with its principal offices in Indianapolis, Indiana (Lilly), to

Grantee:

Grantee Global ID:

Number of Shares:

Option Price:	$ per share

Vesting Date:	[VESTING DATE]

Termination Date:	[TERMINATION DATE]
(or earlier in certain circumstances)

A.	Recitals

Under the 2002 Lilly Stock Plan (2002 plan), the compensation committee (committee) has determined the form of this stock option and selected the grantee, an eligible employee of the company, to receive a stock option under the plan. The applicable terms of the 2002 plan are incorporated in this stock option by reference, including the definitions of terms contained in the 2002 plan. In this stock option, the term company means Lilly and its subsidiaries, unless the context requires otherwise.

B.	Option

Lilly grants to the grantee the right to purchase Lilly stock from Lilly by one or more exercises of this stock option under the terms and conditions noted below.

Section 1. Number of Shares

Subject to adjustment as provided in Section 3, the grantee may purchase the number of shares of Lilly stock set forth on the first page of this stock option.

Section 2. Option Price

Subject to adjustment as provided in Section 3, the option price shall be the price per share in U.S. dollars set forth on the first page of this stock option. That price has been determined by the committee to be the fair market value of Lilly stock at the grant date.

Section 3. Adjustments to Number of Shares and Option Price

If any subdivision or combination of shares of Lilly stock, or any stock dividend, capital reorganization, recapitalization, or consolidation or merger with Lilly as the surviving corporation occurs, or if additional shares or new or different shares or other securities of Lilly or any other issuer are distributed with respect to the shares of Lilly stock through a spin-off, exchange offer, or other extraordinary distribution, the committee shall make those adjustments it determines appropriate in the number of shares still subject to purchase under this stock option or to the option price or both. If an adjustment would result in a fractional share, then upon exercise of this stock option and payment of the option price the committee may in its discretion either pay cash for the fractional right or round the fraction.

Section 4. Option Exercise Period

This stock option may be exercised from the vesting date to and including the termination date (option exercise period).

The vesting date shall be the earliest to occur of the following:

a.	[VESTING DATE – 3RD ANNIVERSARY OF GRANT DATE]

b.	The date of death of the grantee while in the active service of the company

c.	The date on which the grantee becomes

(1). A retired employee under the Lilly Retirement Plan

(2). A retired employee under the retirement plan or program of a subsidiary of Lilly

(3). A retired employee under a retirement program specifically approved by the committee (a retiree)

d.	The date after the last day of employment on which the grantee’s employment is terminated by reason of disability

e.	The date after the last day of employment on which the grantee’s employment is terminated by reason of a plant closing or reduction in workforce (as defined below)

Except that the committee, in its sole discretion, may provide by exception for an earlier vesting date.

The termination date shall be the earliest to occur of the following:

a.	[TERMINATION DATE – 10 YEARS AFTER GRANT DATE]

b.	The thirtieth day after termination of employment (as defined below), except by reason of:

(1). Death

(2). Retirement as a retiree

(3). Disability as described in subparagraph 4(d) above

(4). Cause as determined by the committee

c.	The corresponding calendar day in the sixtieth month following the day on which the grantee becomes a retiree, or the grantee’s employment is terminated by reason of disability, or on the last day of that sixtieth month if there is no corresponding day in that month

d.	The corresponding calendar day in the sixtieth month following the date of death of the grantee while in the active service of the company, or on the last day of that sixtieth month if there is no corresponding day in that month

e.	The day of termination of employment by reason of cause as determined by the committee

The committee, in its sole discretion, may provide by exception for a later termination date, but not later than ten (10) years after the date of grant.

Termination of employment means the cessation for any reason of the relation of employer and employee between the grantee and the company. A termination of employment of a grantee who is an employee of a subsidiary of Lilly shall occur upon the consummation of a partial or complete divestiture of such subsidiary or all or substantially all its business, whether by way of merger, joint venture, sale of stock, sale of assets or otherwise resulting in Lilly no longer controlling, directly or indirectly, 50% or more of the voting power of the entity employing the grantee. Plant closing means the closing of a plant site or other corporate location that directly results in termination of employment. Reduction in workforce means the elimination of a work group, functional or business unit or other broadly applicable reduction in job positions that directly results in termination of employment. The committee’s determination whether the grantee’s employment has been terminated by reason of disability, retirement as a retiree, for cause or otherwise, whether a leave of absence constitutes a termination of employment, or whether a grantee’s termination is a direct result of either a plant closing or a reduction in workforce shall be final and binding on the grantee. The company shall incur no liability to grantee under this stock option by terminating the employment of grantee or terminating grantee’s status as an eligible employee whether by action with respect to grantee individually, either with or without cause, or by action affecting a group of employees including by partial or complete divestiture of a subsidiary or line of business of the company, or by dissolution or liquidation of Lilly or merger or consolidation of Lilly with a corporation in which Lilly is not the surviving corporation.

The company may determine in its discretion not to permit any option exercises during a period not to exceed 15 days at the end of each calendar year or in connection with special circumstances such as stock splits (the blackout period). Grantees may contact the exercise agent to be advised of the blackout period for any specific year.

Section 5. Limitations on Right to Exercise Stock Option

The right to exercise this stock option during the option exercise period shall be subject to the following limitations:

a.	Only the grantee or a guardian acting for the grantee under judicial authority may exercise this stock option.

b.	After the death of the grantee, this stock option may be exercised only by a successor grantee who has become entitled to exercise by will or the laws of descent and distribution and who has furnished proof satisfactory to Lilly of his or her right to exercise. The term grantee includes a successor grantee where applicable.

c.	The grantee may not exercise this stock option with respect to a fractional share or with respect to less than one hundred (100) shares of Lilly Stock unless the exercise covers the entire balance of the shares of Lilly Stock subject to purchase. This number is not subject to an adjustment under Section 3.

d.	The grantee’s right to exercise this stock option and Lilly’s obligation to issue or transfer shares are subject to all stock exchange requirements, to all applicable laws, and to approvals by any governmental or regulatory agency as may be required.

Section 6. Non-Transfer of Stock Option

Neither this stock option nor any right under it is transferable except by will or applicable laws of descent and distribution. This stock option may not be sold and has no commercial value.

Section 7. Exercise of Option

A grantee may exercise this stock option by delivering to Lilly or the exercise agent, as applicable, in accordance with Section 10 a notice of exercise in the form of a notice to be approved by the company and made available to the grantee. The following additional provisions apply, as applicable, depending on the mode of payment selected by the grantee:

a.	Cash Exercise. The grantee may choose to pay for the option exercise by delivering funds directly. In that event, the notice of exercise must be accompanied by cash, a personal check, or a cashier’s check in U. S. dollars in the amount of the option price and any required withholding tax. The notice of exercise must specify the number of shares of Lilly stock covered by the exercise. Once delivered, the notice of exercise shall be irrevocable. Upon receipt of the notice of exercise, Lilly shall deliver to the grantee a statement of the fair market value of Lilly stock on the exercise date and the amount of withholding tax due, if any.

b.	Exercise using shares (stock swap). Where permitted, the grantee may exchange shares owned by the grantee for at least 6 months whose current value covers the option price. The notice of exercise must state the number of shares being exchanged as well as the number of shares of Lilly stock covered by the exercise. Any required withholding tax must be paid by cash, a personal check, or a cashier’s check in U. S. dollars. Once delivered, the notice of exercise shall be irrevocable. Upon receipt of the notice of exercise, Lilly shall deliver to the grantee a statement of the fair market value of Lilly stock on the exercise date and the amount of withholding tax due, if any.

c.	Cashless Exercise. The grantee may choose to pay for the option exercise through a sale of Lilly stock received upon exercise of this option. The exercise agent, a financial or brokerage institution approved by the company shall execute such a sale. The exercise agent shall agree to pay on behalf of the grantee the option price and any withholding taxes. At the election of the grantee, the exercise agent shall either:

(1). Sell, and retain the proceeds of, a sufficient number of shares of Lilly stock from the exercise to pay the option price, any withholding taxes, and transaction costs, with the remaining shares of Lilly stock and any cash balance to be delivered to the grantee

(2). Sell all the shares exercised and deliver to the grantee the cash balance remaining after deduction of the option price, any withholding taxes, and transaction costs.

The notice of exercise shall be delivered in accordance with procedures to be established by Lilly and communicated to the grantee. Once delivered, the notice shall be irrevocable except that an attempted exercise may be deemed null and void by Lilly or the exercise agent in its discretion if it determines that the anticipated proceeds from the sale of the option shares could be insufficient to cover the option price, withholding taxes, and transaction costs.

Section 8. Ownership of Lilly Stock and Delivery of Certificate

Lilly will not issue or transfer shares of Lilly stock upon exercise of this option until the option price and any withholding taxes have been fully paid or the exercise agent has certified that it will make such payments in accordance with procedures satisfactory to Lilly. The grantee shall have no rights as a shareholder as to shares covered by an exercise until the shares are issued or transferred on Lilly’s books. At the time the Grantee becomes the owner of the shares covered by the exercise, he or she shall cease to be the owner of any shares exchanged in payment of the option price. Shares of Lilly stock may be issued or transferred only to:

a.	Grantee

b.	The Grantee and another as joint tenants with right of survivorship

c.	The exercise agent provided that Lilly or its exercise agent has received satisfactory evidence of grantee’s consent to the delivery of the shares to such agent.

After issuance or transfer of the shares of Lilly stock, Lilly shall deliver to the grantee or exercise agent, as applicable, a certificate or other evidence of ownership of the shares of Lilly stock covered by the particular exercise.

Section 9. Withholding Taxes and Responsibility for Taxes

Before Lilly issues or transfers shares of Lilly stock upon exercise of this option, the grantee must pay to the company, or cause the exercise agent to certify to Lilly that it will pay in accordance with procedures satisfactory to Lilly, the amount of federal, state, or local taxes, which, determined in Lilly’s sole discretion are required to be withheld. If such withholding taxes are not paid within seven (7) days after the notice is sent to the grantee, the Company may take whatever action it deems appropriate, including withholding or selling sufficient shares of Lilly stock from the exercise to pay the withholding taxes and assessing interest or late fees. The company may, by notice to the grantee and subject to such rules as the company may adopt, require that the grantee pay at the time of exercise an amount estimated by the company to cover all or a portion of the withholding taxes.

Regardless of any action the company takes with respect to income tax, social insurance, payroll tax, payment on account or other tax-related withholding (tax-related items), the ultimate liability for all tax-related items legally due by grantee is grantee’s responsibility. The company

a.	Makes no representations or undertakings regarding the treatment of any tax-related items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option, the subsequent sale of shares acquired and the receipt of any dividend

b.	Does not commit to structure the terms of the grant or any aspect of this stock option to reduce or eliminate grantee’s liability for tax-related items.

Section 10. Notices and Payments

Any notice to be given by the grantee under this stock option shall be in writing, and any notice or payment shall be deemed to have been given or made only upon receipt by the stock option services department of Lilly at Lilly Corporate Center, Indianapolis, Indiana 46285, or by such other person or department and at such other location as may be specified from time to time by the company and communicated to the grantee. Any notice or communication by Lilly under this stock option shall be in writing and shall be deemed to have been given in the case of the grantee if mailed or delivered to the grantee at any address specified in writing to Lilly by the grantee.

Section 11. Waiver

The waiver by Lilly of any provision of this stock option shall not operate as or be construed as a waiver of the same or any other provision of this stock option at any subsequent time for any other purpose.

Section 12. Revocation or Modification of Stock Option

This stock option shall be irrevocable except that Lilly shall have the right under Section 13(e) of the 2002 plan to:

a.	Revoke this stock option at any time if it is contrary to law

b.	Modify this stock option to bring it into compliance with any valid and mandatory regulation

c.	Modify this stock option provided that the modification is consistent with the plan; is found by the committee to be necessary or advisable to carry out the purposes of the plan or for the effective administration of the plan; and is found by the committee not to diminish the rights of the grantee or the value of the stock option to the grantee.

Section 13. Section Headings

The section headings in this stock option are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this stock option.

Section 14. Determinations by Committee; Severability

Determinations by the committee or persons to whom the committee has delegated its authority shall be final, conclusive and binding with respect to the interpretation of the 2002 plan and this stock option. The provisions of this agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable, with or without notice or cause.

Section 15. Change in Control

Section 12(a)(i) of the 2002 plan does not apply to this stock option.

Section 16. Nature of this Grant

In accepting the grant, grantee acknowledges that:

a.	The 2002 plan is established voluntarily by the company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the company at any time, unless otherwise provided in the 2002 plan and this agreement.

b.	The grant of stock options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

c.	All decisions with respect to future stock option grants, if any, will be at the sole discretion of the committee.

d.	Grantee’s participation in the plan shall not create a right to further employment with the company and shall not interfere with the ability of the company to terminate grantee’s employment relationship at any time with or without cause or notice.

e.	This stock option is an extraordinary item that does not constitute compensation of any kind (except as characterized for tax purposes only as compensation) for services of any kind rendered to the company, and which is outside the scope of grantee’s employment contract, if any.

f.	Stock options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

g.	The future value of the underlying shares is unknown and cannot be predicted with certainty.

h.	If the underlying shares do not increase in value, this stock option will have no value

i.	If the grantee exercises this stock option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the option price

In consideration of the grant of this stock options, no claim or entitlement to compensation or damages shall arise from termination of the options or diminution in value of the options or shares purchased through exercise of the options resulting from termination of grantee’s employment by the company (for any reason whatsoever).

Section 17. Effective Date

The effective date of this stock option shall be the date of its execution by Lilly.

Section 18. Governing Law: English Language Controls

This option grant is governed by, and subject to, the laws of the state of Indiana, as provided in the 2002 plan. For purposes of litigating any dispute that arises under this grant or the 2002 plan, the parties hereby submit to and consent to the jurisdiction of the state of Indiana, agree that such litigation may be conducted in the courts of Indiana, or the federal courts for the United States for the southern district of Indiana, where this grant is made and/or to be performed. This stock option may be translated into languages other than English for the convenience of the grantee. Such translations shall have no legal force and effect, it being understood that the English language version shall control.

IN WITNESS WHEREOF, Lilly has caused this stock option to be executed and granted in Indianapolis, Indiana, by its proper officer.

Eli Lilly and Company

By:

Sidney Taurel
Chairman of the Board, President,
and Chief Executive Officer

Sample Incentive Stock Option Form

Eli Lilly and Company
Incentive Stock Option

This Incentive Stock Option has been granted on [GRANT DATE], by Eli Lilly and Company, an Indiana corporation with its principal offices in Indianapolis, Indiana (Lilly), to

Grantee:

Grantee Global ID:

Number of Shares:

Option Price:	$ per share

Vesting Date:	[VESTING DATE]

Termination Date:	[TERMINATION DATE]
(or earlier in certain circumstances)

A. Recitals

Under the 2002 Lilly Stock Plan (2002 plan), the compensation committee (committee) has determined the form of this stock option and selected the grantee, an eligible employee of the company, to receive a stock option under the plan. The applicable terms of the 2002 plan are incorporated in this stock option by reference, including the definitions of terms contained in the 2002 plan. In this stock option, the term company means Lilly and its subsidiaries, unless the context requires otherwise.

B. Option

Lilly grants to the grantee the right to purchase Lilly stock from Lilly by one or more exercises of this stock option under the terms and conditions noted below.

Section 1. Number of Shares

Subject to adjustment as provided in Section 3, the grantee may purchase the number of shares of Lilly stock set forth on the first page of this stock option.

Section 2. Option Price

Subject to adjustment as provided in Section 3, the option price shall be the price per share in U.S. dollars set forth on the first page of this stock option. That price has been determined by the committee to be the fair market value of Lilly stock at the grant date.

Section 3. Adjustments to Number of Shares and Option Price

If any subdivision or combination of shares of Lilly stock, or any stock dividend, capital reorganization, recapitalization, or consolidation or merger with Lilly as the surviving corporation occurs, or if additional shares or new or different shares or other securities of Lilly or any other issuer are distributed with respect to the shares of Lilly stock through a spin-off, exchange offer, or other extraordinary distribution, the committee shall make those adjustments it determines appropriate in the number of shares still subject to purchase under this stock option or to the option price or both. If an adjustment would result in a fractional share, then upon exercise of this stock option and payment of the option price the committee may in its discretion either pay cash for the fractional right or round the fraction.

Section 4. Option Exercise Period

This stock option may be exercised from the vesting date to and including the termination date (option exercise period).

The vesting date shall be the earliest to occur of the following:

a.	[VESTING DATE –3 RD ANNIVERSARY OF GRANT DATE]

b.	The date of death of the grantee while in the active service of the company

c.	The date on which the grantee becomes

(1). A retired employee under the Lilly Retirement Plan

(2). A retired employee under the retirement plan or program of a subsidiary of Lilly

(3). A retired employee under a retirement program specifically approved by the committee (a retiree)

d.	The date after the last day of employment on which the grantee’s employment is terminated by reason of disability

e.	The date after the last day of employment on which the grantee’s employment is terminated by reason of a plant closing or reduction in workforce (as defined below)

Except that the committee, in its sole discretion, may provide by exception for an earlier vesting date.

The termination date shall be the earliest to occur of the following:

a.	[TERMINATION DATE – 10 YEARS AFTER GRANT DATE]

b.	The thirtieth day after termination of employment (as defined below), except by reason of:

(1). Death

(2). Retirement as a retiree

(3). Disability as described in subparagraph 4(d) above

(4). Cause as determined by the committee

c.	The corresponding calendar day in the sixtieth* month following the day on which the grantee becomes a retiree, or the grantee’s employment is terminated by reason of disability, or on the last day of that sixtieth month if there is no corresponding day in that month

d.	The corresponding calendar day in the sixtieth month following the date of death of the grantee while in the active service of the company, or on the last day of that sixtieth month if there is no corresponding day in that month

e.	The day of termination of employment by reason of cause as determined by the committee

*	If you intend to defer exercise of this Stock Option beyond three months after retirement or one year after termination of employment by reason of disability, you should consult your tax adviser as that action may result in the loss of the favorable U.S. tax treatment afforded the exercise of an Incentive Stock Option.

The committee, in its sole discretion, may provide by exception for a later termination date, but not later than ten (10) years after the date of grant. However, no option intended to qualify as an ISO may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under federal tax law for ISOs that may be granted to a single employee. Should it be determined that any ISO granted under the Plan exceeds such maximum, the ISO shall be converted to an NQSO to the extent, but only to the extent, of such excess.

Options intended to qualify as ISOs granted to non-U.S. citizens or residents that are exercised by the grantee while the Grantee no longer resides in the U.S. shall be convered to NQSOs.

Termination of employment means the cessation for any reason of the relation of employer and employee between the grantee and the company. A termination of employment of a grantee who is an employee of a subsidiary of Lilly shall occur upon the consummation of a partial or complete divestiture of such subsidiary or all or substantially all its business, whether by way of merger, joint venture, sale of stock, sale of assets or otherwise resulting in Lilly no longer controlling, directly or indirectly, 50% or more of the voting power of the entity employing the grantee. Plant closing means the closing of a plant site or other corporate location that directly results in termination of employment. Reduction in workforce means the elimination of a work group, functional or business unit or other broadly applicable reduction in job positions that directly results in termination of employment. The committee’s determination whether the grantee’s employment has been terminated by reason of disability, retirement as a retiree, for cause or otherwise, whether a leave of absence constitutes a termination of employment, or whether a grantee’s termination is a direct result of either a plant closing or a reduction in workforce shall be final and binding on the grantee. The company shall incur no liability to grantee under this stock option by terminating the employment of grantee or terminating grantee’s status as an eligible employee whether by action with respect to grantee individually, either with or without cause, or by action affecting a group of employees including by partial or complete divestiture of a subsidiary or line of business of the company, or by dissolution or liquidation of Lilly or merger or consolidation of Lilly with a corporation in which Lilly is not the surviving corporation.

The company may determine in its discretion not to permit any option exercises during a period not to exceed 15 days at the end of each calendar year or in connection with special circumstances such as stock splits (the blackout period). Grantees may contact the exercise agent to be advised of the blackout period for any specific year.

Section 5. Limitations on Right to Exercise Stock Option.

The right to exercise this stock option during the option exercise period shall be subject to the following limitations:

a.	Only the grantee or a guardian acting for the grantee under judicial authority may exercise this stock option.

b.	After the death of the grantee, this stock option may be exercised only by a successor grantee who has become entitled to exercise by will or the laws of descent and distribution and who has furnished proof satisfactory to Lilly of his or her right to exercise. The term grantee includes a successor grantee where applicable.

c.	The grantee may not exercise this stock option with respect to a fractional share or with respect to less than one hundred (100) shares of Lilly Stock unless the exercise covers the entire balance of the shares of Lilly Stock subject to purchase. This number is not subject to an adjustment under Section 3.

d.	The grantee’s right to exercise this stock option and Lilly’s obligation to issue or transfer shares are subject to all stock exchange requirements, to all applicable laws, and to approvals by any governmental or regulatory agency as may be required.

Section 6. Non-Transfer of Stock Option.

Neither this stock option nor any right under it is transferable except by will or applicable laws of descent and distribution. This stock option may not be sold and has no commercial value.

Section 7. Exercise of Option.

A grantee may exercise this stock option by delivering to Lilly or the exercise agent, as applicable, in accordance with Section 10 a notice of exercise in the form of a notice to be approved by the company and made available to the grantee. The following additional provisions apply, as applicable, depending on the mode of payment selected by the grantee:

a.	Cash Exercise. The grantee may choose to pay for the option exercise by delivering funds directly. In that event, the notice of exercise must be accompanied by cash, a personal check, or a cashier’s check in U. S. dollars in the amount of the option price and any required withholding tax. The notice of exercise must specify the number of shares of Lilly stock covered by the exercise. Once delivered, the notice of exercise shall be irrevocable. Upon receipt of the notice of exercise, Lilly shall deliver to the grantee a statement of the fair market value of Lilly stock on the exercise date and the amount of withholding tax due, if any.

b.	Exercise using shares (stock swap). Where permitted, the grantee may exchange shares owned by the grantee for at least 6 months whose current value covers the option price. The notice of exercise must state the number of shares being exchanged as well as the number of shares of Lilly stock covered by the exercise. Any required withholding tax must be paid by cash, a personal check, or a cashier’s check in U. S. dollars. Once delivered, the notice of exercise shall be irrevocable. Upon receipt of the notice of exercise, Lilly shall deliver to the grantee a statement of the fair market value of Lilly stock on the exercise date and the amount of withholding tax due, if any.

c.	Cashless Exercise. PLEASE NOTE: THE EXERCISING OF AN ISO USING THE CASHLESS EXERCISE METHODS WILL RESULT IN THE DISQUALIFICATION OF THE ISO AND CONVERT THE OPTION TO A NQSO.

The grantee may choose to pay for the option exercise through a sale of Lilly stock received upon exercise of this option. The exercise agent, a financial or brokerage institution approved by the company shall execute such a sale. The exercise agent shall agree to pay on behalf of the grantee the option price and any withholding taxes. At the election of the grantee, the exercise agent shall either:

(1).	Sell, and retain the proceeds of, a sufficient number of shares of Lilly stock from the exercise to pay the option price, any withholding taxes, and transaction costs, with the remaining shares of Lilly stock and any cash balance to be delivered to the grantee

(2).	Sell all the shares exercised and deliver to the grantee the cash balance remaining after deduction of the option price, any withholding taxes, and transaction costs.

The notice of exercise shall be delivered in accordance with procedures to be established by Lilly and communicated to the grantee. Once delivered, the notice shall be irrevocable except that an attempted exercise may be deemed null and void by Lilly or the exercise agent in its discretion if it determines that the grantee did not deliver sufficient funds to cover the option price, withholding taxes, and transaction costs.

Section 8. Ownership of Lilly Stock and Delivery of Certificate.

Lilly will not issue or transfer shares of Lilly stock upon exercise of this option until the option price and any withholding taxes have been fully paid or the exercise agent has certified that it will make such payments in accordance with procedures satisfactory to Lilly. The grantee shall have no rights as a shareholder as to shares covered by an exercise until the shares are issued or transferred on Lilly’s books. At the time the Grantee becomes the owner of the shares covered by the exercise, he or she shall cease to be the owner of any shares exchanged in payment of the option price. Shares of Lilly stock may be issued or transferred only to:

a.	Grantee

b.	The Grantee and another as joint tenants with right of survivorship

c.	The exercise agent provided that Lilly or its exercise agent has received satisfactory evidence of grantee’s consent to the delivery of the shares to such agent.

After issuance or transfer of the shares of Lilly stock, Lilly shall deliver to the grantee or exercise agent, as applicable, a certificate or other evidence of ownership of the shares of Lilly stock covered by the particular exercise.

Section 9. Withholding Taxes and Responsibility for Taxes.

Before Lilly issues or transfers shares of Lilly stock upon exercise of this option, the grantee must pay to the company, or cause the exercise agent to certify to Lilly that it will pay in accordance with procedures satisfactory to Lilly, the amount of federal, state, or local taxes, which, determined in Lilly’s sole discretion are required to be withheld. If such withholding taxes are not paid within seven (7) days after the notice is sent to the grantee, the Company may take whatever action it deems appropriate, including withholding or selling sufficient shares of Lilly stock from the exercise to pay the withholding taxes and assessing interest or late fees. The company may, by notice to the grantee and subject to such rules as the company may adopt, require that the grantee pay at the time of exercise an amount estimated by the company to cover all or a portion of the withholding taxes.

Regardless of any action the company takes with respect to income tax, social insurance, payroll tax, payment on account or other tax-related withholding (tax-related items), the ultimate liability for all tax-related items legally due by grantee is grantee’s responsibility. The company

a.	Makes no representations or undertakings regarding the treatment of any tax-related items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option, the subsequent sale of shares acquired and the receipt of any dividend

b.	Does not commit to structure the terms of the grant or any aspect of this stock option to reduce or eliminate grantee’s liability for tax-related items.

Section 10. Notices and Payments.

Any notice to be given by the grantee under this stock option shall be in writing, and any notice or payment shall be deemed to have been given or made only upon receipt by the stock option services department of Lilly at Lilly Corporate Center, Indianapolis, Indiana 46285, or by such other person or department and at such other location as may be specified from time to time by the company and communicated to the grantee. Any notice or communication by Lilly under this stock option shall be in writing and shall be deemed to have been given in the case of the grantee if mailed or delivered to the grantee at any address specified in writing to Lilly by the grantee.

Section 11. Waiver.

The waiver by Lilly of any provision of this stock option shall not operate as or be construed as a waiver of the same or any other provision of this stock option at any subsequent time for any other purpose.

Section 12. Disposition of Lilly Stock.

If the grantee disposes of Lilly stock purchased under the stock option within two years from the date of grant or within one year after the issuance or transfer of such Lilly stock to the grantee, the grantee shall promptly notify the Lilly Stock Option Services department of the disposition. Before making any disposition within those periods, you should consult your tax adviser as that action under current law may result in less favorable tax treatment than if disposition is made following those periods.

Section 13. Revocation or Modification of Stock Option.

This stock option shall be irrevocable except that Lilly shall have the right under Section 13(e) of the 2002 plan to:

a.	Revoke this stock option at any time if it is contrary to law

b.	Modify this stock option to bring it into compliance with any valid and mandatory regulation

c.	Modify this stock option provided that the modification is consistent with the plan; is found by the committee to be necessary or advisable to carry out the purposes of the plan or for the effective administration of the plan; and is found by the committee not to diminish the rights of the grantee or the value of the stock option to the grantee.

Section 14. Section Headings.

The section headings in this stock option are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this stock option.

Section 15. Determinations by Committee; Severability.

Determinations by the committee or persons to whom the committee has delegated its authority shall be final, conclusive and binding with respect to the interpretation of the 2002 plan and this stock option. The provisions of this agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable, with or without notice or cause.

Section 16. Change in Control.

Section 12(a)(i) of the 2002 plan does not apply to this stock option.

Section 17. Nature of this Grant.

In accepting the grant, grantee acknowledges that:

a.	The 2002 plan is established voluntarily by the company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the company at any time, unless otherwise provided in the 2002 plan and this agreement.

b.	The grant of stock options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

c.	All decisions with respect to future stock option grants, if any, will be at the sole discretion of the committee.

d.	Grantee’s participation in the plan shall not create a right to further employment with the company and shall not interfere with the ability of the company to terminate grantee’s employment relationship at any time with or without cause or notice.

e.	This stock option is an extraordinary item that does not constitute compensation of any kind (except as characterized for tax purposes only as compensation) for services of any kind rendered to the company, and which is outside the scope of grantee’s employment contract, if any.

f.	Stock options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

g.	The future value of the underlying shares is unknown and cannot be predicted with certainty.

h.	If the underlying shares do not increase in value, this stock option will have no value

i.	If the grantee exercises this stock option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the option price

In consideration of the grant of this stock options, no claim or entitlement to compensation or damages shall arise from termination of the options or diminution in value of the options or shares purchased through exercise of the options resulting from termination of grantee’s employment by the company (for any reason whatsoever).

Section 18. Effective Date.

The effective date of this stock option shall be the date of its execution by Lilly.

Section 19. Governing Law: English Language Controls.

This option grant is governed by, and subject to, the laws of the state of Indiana, as provided in the 2002 plan. For purposes of litigating any dispute that arises under this grant or the 2002 plan, the parties hereby submit to and consent to the jurisdiction of the state of Indiana, agree that such litigation may be conducted in the courts of Indiana, or the federal courts for the United States for the southern district of Indiana, where this grant is made and/or to be performed. This stock option may be translated into languages other than English for the convenience of the grantee. Such translations shall have no legal force and effect, it being understood that the English language version shall control.

IN WITNESS WHEREOF, Lilly has caused this stock option to be executed and granted in Indianapolis, Indiana, by its proper officer.

Eli Lilly and Company

By:

Sidney Taurel
Chairman of the Board, President,
and Chief Executive Officer

Sample Performance Award Form

Eli Lilly and Company
Performance Award

This Performance Award has been granted for the period of January 1, [YEAR] through December 31, [YEAR] by Eli Lilly and Company, an Indiana corporation with its principal offices in Indianapolis, Indiana (Lilly), to

Grantee:

Payment Levels

EPS	$0.00-$	$ -$	$ -$	$ -$	$ -$	$ -above
Performance Shares	[box 1]	[box 2]	[box 3]	[box 4]	[box 5]	[box 6]

For details on the topics listed below, see the specified sections.

Award Period	Section 1.01
Number of Shares	Section 1.02
Computation of EPS	Section 1.03
Eligibility for Payment	Section 1.07/1.08
Employment Status Changes	Section 1.09

Performance Award	Page 2

RECITALS

     Under the 2002 LILLY STOCK PLAN (“2002 Plan”), the Compensation Committee (“Committee”) has determined the form of this Performance Award and selected the Grantee, an Eligible Employee of the Company, to receive a Performance Award for the Award Period January 1, [YEAR], through December 31, [YEAR]. The applicable terms of the 2002 Plan are incorporated in this Performance Award by reference, including the definitions of terms contained in the 2002 Plan.

ARTICLE I

PERFORMANCE AWARD

     Lilly grants to the Grantee the right to acquire Lilly Stock by issuance or transfer to the Grantee of the Performance Shares to which he or she is entitled as a Performance Award upon the terms and conditions following:

     Section 1.01. Statement of Award Period. The Award Period shall be the [one] fiscal year[s] of Lilly beginning January 1, [YEAR], and ending December 31, [YEAR].

     Section 1.02. Number of Shares. The number of Performance Shares for the Award Period shall be the number of shares set out in the table on the first page of this Award for the applicable level of earnings per share (“EPS”), subject to adjustment as provided in Section 1.09.

     The number of Performance Shares for the Award Period shall also be subject to any adjustment deemed appropriate by the Committee under Section 4(b) of the 2002 Plan upon the occurrence, prior to the end of the Award Period, of any subdivision or combination of shares of Lilly Stock, or a stock dividend, capital reorganization, recapitalization, or consolidation or merger with Lilly as the surviving corporation, or if additional shares or new or different shares or other securities of Lilly or any other issuer are distributed with respect to the shares of Lilly Stock through a spin-off, exchange offer, or other extraordinary distribution occurring prior to the end of the Award Period.

     Section 1.03. Computation of EPS. The EPS shall be computed for the Award Period in accordance with Section 2.07 and the following procedures:

a.	A determination of adjusted consolidated net income ascertained from the Company’s audited consolidated financial statements shall be made for the Award Period in accordance with generally accepted accounting principles, adjusted to the extent deemed appropriate by the Committee for any unusual items deemed significant by the Committee.

b.	The number of shares of outstanding Lilly Stock used to compute consolidated earnings per share shall be determined on a diluted basis or its equivalent in accordance with generally accepted accounting principles.

c.	To calculate consolidated earnings per share, the adjusted consolidated net income shall be divided by the number of shares of outstanding Lilly Stock as computed in accordance with subsection (b) above and the quotient rounded to the nearest cent.

Performance Award	Page 3

     Section 1.04. Determination and Announcement of Award. After the EPS for the Award Period is computed, the EPS and the resulting number of Performance Shares for Grantee (determined in accordance with Sections 1.02 and 1.09), together with the Committee’s election between cash and shares under Section 1.05, shall be communicated to Grantee.

     If any event described in Section 4(b) of the 2002 Plan occurs after the end of the Award Period but prior to the issuance or transfer of Performance Shares, the number of Performance Shares awarded shall be subject to any adjustment determined by the Committee to be appropriate under Section 4(b) of the 2002 Plan. A fractional share otherwise resulting from such adjustment shall in the discretion of the Committee either be paid in cash or rounded.

     Section 1.05. Committee Election to Pay Cash. At any time until the determination of EPS and the resulting number of Performance Shares, the Committee may, if it so elects, determine to pay part or all of any Performance Award in cash in lieu of issuing or transferring Performance Shares. The amount of cash shall be based upon the fair market value of Lilly Stock on a valuation date to be determined by the Committee.

     Section 1.06. Issuance or Transfer of Performance Shares and Payment of Cash Award. Subject to the condition relating to withholding taxes stated in Section 2.04, Lilly shall, within a reasonable time after the determination and announcement of the award, issue or transfer to the Grantee any Performance Shares to be issued or transferred under Section 1.05 and pay to the Grantee any cash determined to be payable under that section. Grantee shall have no right as a shareholder of Lilly with respect to the shares of Lilly Stock until the shares are issued or transferred on the books of Lilly.

     Section 1.07. Restricted Stock. Any shares issued or transferred under this grant shall be in the form of restricted stock that will be governed by the provisions of Section 7 of the 2002 Plan and a form of restricted stock grant to be provided to the Grantee. The Restriction Period shall be one year from the date of payment, as specified in the restricted stock grant document. The restrictions shall lapse upon the earliest of (a) the expiration of the Restriction Period if all conditions related to the Restriction Period have been met; (b) the date of the death, disability or retirement of the Grantee; or (c) a change in control as provided under Section 12(a)(ii) of the 2002 Plan, unless the Committee specifies in the restricted stock grant document that Section 12(a)(ii) shall not apply.

     Section 1.08. Consideration for Performance Award and Requirement of Continued Employment. This Performance Award is made in consideration of services rendered by the Grantee to the Company during the entire Award Period. If the status of the Grantee as an Eligible Employee, as defined in the 2002 Plan, terminates before the end of the Award Period, then all rights of the Grantee under this Performance Award shall terminate with respect to the Award Period unless the Committee determines in its discretion to make a complete or partial exception to the rule of this Section 1.08. The Company shall incur no liability to Grantee under this Performance Award by terminating Grantee’s status as an Eligible Employee whether by action with respect to Grantee individually, either with or without cause, or by dissolution or liquidation of Lilly or merger or consolidation of Lilly with a corporation in which Lilly is not the surviving corporation, or otherwise.

     Section 1.09. Adjustments for Certain Employment Status Changes. The number of Performance Shares set forth on the table on the first page of this Performance Award is based on the assumption that the Grantee is a full-time employee in good standing throughout the entire Award Period. Unless

Performance Award	Page 4

otherwise required by law, the number of shares shall be adjusted for changes in employment status during the Award Period as follows:

a.	Part-time Schedule. In the event the Grantee is or becomes employed on a regular part-time basis, (e.g., two, three, or four days per week), the number of shares shall be adjusted downward proportionally to reflect the reduced schedule, taking into account the number of months in the Award Period during which the reduced schedule is worked.

b.	Leaves of Absence. The number of shares shall be reduced proportionally for any amount of time in the Award Period during which the Grantee is on an approved unpaid leave of absence longer than ninety (90) days.

c.	Demotions and Disciplinary Actions. The Senior Vice President of Lilly responsible for human resources may, in his or her discretion, reduce the number of shares, prorated according to time, for any portion of the Award Period during which the Grantee has been (i) demoted to a job classification below those considered by the Committee to be eligible for Performance Awards, or (ii) subject to disciplinary action by the Company. In the case of disciplinary action during the Award Period, the Senior Vice President responsible for human resources may also, in his or her discretion, withhold payment of this Performance Award entirely.

ARTICLE II

MISCELLANEOUS PROVISIONS

     Section 2.01. Notices and Payments. Any notice to be given by the Grantee or Successor Grantee shall be in writing, and any notice and payment shall be deemed to have been given or made only upon receipt by the Treasurer of Lilly at Lilly Corporate Center, Indianapolis, Indiana 46285. Any notice or communication by Lilly shall be in writing and shall be deemed to have been given in the case of the Grantee if mailed or delivered to the Grantee at any address specified in writing to Lilly by the Grantee and, in the case of any Successor Grantee, at the address specified in writing to Lilly by the Successor Grantee.

     Section 2.02. Waiver. The waiver by Lilly of any provision of this instrument at any time or for any purpose shall not operate as a waiver of that provision or any other provision of this instrument at any subsequent time or for any other purpose.

     Section 2.03. Revocation or Modification. This Performance Award shall be irrevocable except that Lilly shall have the right to revoke or modify this Performance Award under Section 13(e) of the 2002 Plan.

     Section 2.04. Withholding Tax. As a condition to the delivery of a certificate evidencing ownership of shares of Lilly Stock issued or transferred under Article I, Lilly may, by notice to the Grantee or Successor Grantee, require that Lilly be paid the amount of any federal, state, or local taxes required by law to be withheld by reason of the issuance or transfer of the shares or cash in lieu thereof and may apply any cash payments to be made under Section 1.05 to any taxes required to be withheld.

Performance Award	Page 5

     Section 2.05. Non-Transfer of Performance Award. No right in or under this Performance Award is transferable except by operation of law to a duly appointed guardian of the estate of Grantee or upon the death of the Grantee by will or the applicable laws of descent and distribution and then only subject to the provisions of Section 1.08.

     Section 2.06. Section Headings. The section headings in this instrument are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this instrument.

     Section 2.07. Determinations by Committee. Determinations by the Committee (or in the case of Section 1.09, the Senior Vice President of Lilly responsible for human resources) pursuant to any provision of the 2002 Plan, pursuant to rules, regulations and procedures adopted by the Committee or pursuant to this instrument, including without limitation the determination of the amount and method of computation of EPS or whether to make an exception to the rule of Section 1.08, shall be final and binding on Grantee and any Successor Grantee. The Committee may adjust consolidated net income for the Award Period by adding back the after-tax effect of the accrual for Performance Awards.

     Section 2.08. Change in Control. The provisions of Section 12(a)(iii) of the 2002 Plan apply to this Performance Award with the exception that holders of outstanding performance award grants will be paid an amount equal to the product of (a) the Grantee’s award opportunity for the performance award based on the Company’s expected results for the Award Period (as determined by the company’s last approved forecast prior to the Change in Control) and (b) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of the Award Period to the date of the change in control and the denominator of which is the total number of months in the Award Period.

     Section 2.09. No Right to Employment or Future Grants. The Committee selects Grantees in its discretion. The grant of this Performance Award or any previous grants of Performance Awards does not confer or imply any right to continue in the employ of the Company or affect the Company’s ability to terminate the Grantee’s employment at any time, with or without notice or cause. Neither this nor any previous grant shall confer or imply any rights to future grants of Performance Awards.

     Section 2.10. Effective Date. The effective date of this instrument shall be January 1, [YEAR].

     Section 2.11. Governing Law. The validity and construction of this Performance Award shall be governed by the laws of the State of Indiana without regard to its conflict-of-laws principles.

     IN WITNESS WHEREOF, Lilly has caused this Performance Award to be executed and granted in Indianapolis, Indiana, by its proper officer.

ELI LILLY AND COMPANY

By
Sidney Taurel
Chairman of the Board, President,
and Chief Executive Officer

Sample Restricted Stock Grant Form

ELI LILLY AND COMPANY

RESTRICTED STOCK GRANT

     This Restricted Stock Grant has been executed and delivered as of this «Grant_Day» day of «Grant_Month», «Grant_Year», by Eli Lilly and Company, an Indiana corporation, with its principal offices in Indianapolis, Indiana (“Lilly”), to

«Full_Name»

(“Grantee”).

RECITALS

     Under the 2002 LILLY STOCK PLAN (“2002 Plan”), the Compensation Committee (“Committee”) has determined the form of this Restricted Stock Grant (“Grant”) and selected the Grantee, an Eligible Employee of the Company, to receive a Restricted Stock Grant and the shares of Lilly Stock that are the subject of the Grant. The applicable terms of the 2002 Plan are incorporated in this Restricted Stock Grant by reference, including the definitions of terms contained in the 2002 Plan.

RESTRICTED STOCK GRANT

     In consideration of services agreed to be rendered, Lilly has made this Grant and concurrently has issued or transferred to the Grantee shares of Lilly Stock, either in certificated or book-entry form. This Grant and the issuance or transfer of shares are made upon the following terms and conditions:

     Section 1. Number of Shares. The number of shares of Lilly Stock issued or transferred under this Grant is «Number_of_Shares» shares.

     Section 2. Rights of the Grantee as Shareholder. The Grantee, as the owner of record of the shares of Lilly Stock issued or transferred pursuant to this Grant, is entitled to all the rights of a shareholder of Lilly, including the right to vote, the right to receive dividends payable either in stock or in cash, and the right to receive shares in any recapitalization of Lilly, subject, however, to the restrictions stated in this Grant. If the Grantee receives any additional shares of Lilly Stock or stock of another corporation by reason of being the holder of the shares of Lilly Stock issued or transferred under this Grant, all the additional shares shall be subject to the provisions of this Grant.

     Section 3. Restriction Period. The period of restriction (“Restriction Period”) under this Grant shall commence on the effective date of the Grant and expire at the close of business on «Restrictions_Expiration_Date» or upon the earlier death of the Grantee.

     Section 4. Custody of Certificates. During the Restriction Period the certificates, if any, evidencing ownership of the shares of Lilly Stock shall be held by Lilly.

     Section 5. Conditions During Restriction Period. During the entire Restriction Period the following conditions must continue to be satisfied:

a.	The employment of the Grantee with the Company must not terminate. “Termination of employment” shall mean the cessation for any reason of the relation of employer and employee between the Grantee and the Company.

b.	The Grantee must not sell, assign, transfer, pledge, or otherwise dispose of the shares of Lilly Stock issued or transferred pursuant to this Grant or suffer any such assignment or transfer involuntarily.

     Section 6. Consequences of Breach of Conditions. If any of the conditions that must continue to be satisfied during the Restriction Period under Section 5 is breached during the Restriction Period, the following consequences shall attach:

a.	If the condition in Section 5.a. is breached, either by act of the Grantee or otherwise, the Grantee, by accepting this Grant and the issuance or transfer of the shares of Lilly Stock under this Grant, agrees that upon such breach all interest of the Grantee in the shares of Lilly Stock shall terminate and that the Grantee shall cease to be a shareholder of Lilly with respect to the shares; provided, the Committee may provide for a partial or complete exception to this requirement as it deems equitable in its discretion. The Committee’s determination shall be final and binding on the Grantee. The Company shall incur no liability to the Grantee under this Grant by terminating the Grantee’s status as an Eligible Employee, whether by action with respect to the Grantee individually, either with or without cause, or by dissolution or liquidation of Lilly or merger or consolidation of Lilly with a corporation in which Lilly is not the surviving corporation, or otherwise.

b.	If the Grantee breaches, or attempts to breach, the condition in Section 5.b., any such attempt shall be ineffective, and the Grantee agrees, by accepting this Grant and the shares of Lilly Stock issued or transferred under this Grant, that upon such breach Lilly shall not be required to transfer the shares and may continue to hold any certificates until the expiration of the Restricted Period or until the Grantee’s interest terminates under Section 6.a. The Grantee further agrees to indemnify and hold harmless the Company and its agents and employees from all losses, costs and expenses resulting from the Grantee’s breach or attempted breach of Section 5.b.

     Section 7. Lapse of Restrictions. At the end of the Restriction Period if the condition specified in Section 5.a. has not been breached during the Restriction Period, all restrictions shall terminate, and Lilly shall release any restrictions placed on transferability of the shares and shall deliver the certificates, if any, to Grantee. If the conditions described in Sections 5.b. should occur, Lilly shall have no obligation other than to deliver shares registered in the name of the Grantee, and Lilly shall be entitled to withhold transfer or delivery of any of the shares if, and for so long as, in the judgment of Lilly’s counsel, Lilly would incur a risk of liability to any party who may claim an interest in the shares arising from a breach or attempted breach of Section 5.b.

     Section 8. Termination or Modification of Grant. Lilly may revoke this Grant at any time during the Restriction Period if it is contrary to law and, in that event, shall give notice to the Grantee. Lilly may also modify this Grant and the issuance or transfer of the Lilly Stock pursuant to this Grant to the extent necessary to bring the Grant and the issuance or transfer of the shares of Lilly Stock into compliance with any valid and mandatory regulation now or hereafter promulgated by any governmental agency having jurisdiction. By accepting this Grant and the issuance or transfer of shares of Lilly Stock under this Grant, the Grantee agrees that Lilly may change the number of shares of Lilly Stock issued or transferred as Lilly deems necessary in light of the amendment of this Grant.

     Section 9. Transfer to a Successor Grantee. Upon the death of the Grantee, Lilly shall transfer to the Successor Grantee shares that are free of all restrictions under this Grant.

     Section 10. Specific Performance of the Grantee’s Covenants. By accepting this Grant and the issuance or transfer of the shares of Lilly Stock that are the subject of this Grant, the Grantee acknowledges that Lilly does not have an adequate remedy in damages for the breach by the Grantee of the covenants made by the Grantee in Sections 6 and 8 of this Grant and agrees that Lilly is entitled to and may obtain an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

     Section 11. Notices. Any notice to be given by the Grantee or Successor Grantee shall be in writing and shall be deemed to have been given only upon receipt thereof by the Treasurer of Lilly at Lilly Corporate Center, Indianapolis, Indiana 46285. Any notice or communication by Lilly to the Grantee shall be in writing and shall be deemed to have been given or made if mailed or delivered to the Grantee in person or at the address specified in writing to Lilly by the Grantee and, in the case of any Successor Grantee, at the address specified in writing to Lilly by the Successor Grantee.

     Section 12. Waiver. The waiver by Lilly of any provision of this Grant at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Grant at any subsequent time or for any other purpose.

     Section 13. Withholding Tax. As a condition to the release of restrictions under Section 7 or transfer under Section 9, or if the Grantee makes the election permitted by Section 83(b) of the Internal Revenue Code, Lilly shall require that Lilly be paid the amount of any federal, state, or local taxes required by law to be withheld.

     Section 14. Section Headings. The section headings in this Grant are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this instrument.

     Section 15. Determinations by Committee. Determinations by the Committee pursuant to any provision of the 2002 Plan, pursuant to rules, regulations, and procedures adopted by the Committee, or pursuant to this instrument, including, without limitation of the foregoing, determination whether the conditions in Sections 3 or 5 have been satisfied or determination whether to make an exception to the consequences attaching under Section 6.a., shall be final and binding on the Grantee.

     Section 16. Change in Control. The provisions of Section 12(a)(ii) of the 2002 Plan do not apply to this Restricted Stock Grant.

     Section 17. Effective Date. The effective date of this instrument shall be the date of its execution by Lilly.

     Section 18. No Right to Employment. Nothing in this Grant shall confer upon the Grantee the right to continue in the employment of the Company or affect any rights of the Company to terminate the employment of the Grantee at any time, with or without notice or cause.

     Section 19. Governing Law. The validity and construction of this Grant shall be governed by the laws of the State of Indiana regardless of the conflict of laws provisions of the State of Indiana.

     IN WITNESS WHEREOF, Lilly has caused this Grant to be executed in Indianapolis, Indiana, by its proper officer.

ELI LILLY AND COMPANY
By:
Sidney Taurel
Chairman of the Board, President and Chief Executive Officer

ACCEPTANCE OF GRANT

     The undersigned Grantee accepts the Grant and the shares of Lilly Stock issued or transferred under the Grant and agrees to be bound by the provisions of the Grant, including but not limited to, the agreements and covenants of the Grantee expressed in Sections 6, 8, and 10.

Dated this                                        day of                                       , 20

(Signature of Grantee)